LAW OFFICES
            GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC
                              THE GARRETT BUILDING
                            233 EAST REDWOOD STREET
                         BALTIMORE, MARYLAND 21202-3332

                                  410-576-4000
                                  ____________

                                Telex 908041 BAL
                                Fax 410-576-4246



410-576-4067
apoliakoff@gfrlaw.com

                                               April 3, 2000


Mid-Atlantic Realty Trust
170 West Ridgely Road, Suite 300
Lutherville, Maryland  21093

               Re:  Mid-Atlantic Realty Trust Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Mid-Atlantic Realty Trust (the "Company"), a Maryland real estate investment trust, in connection with the registration by the Company of up to 222,624 of the Company's common shares of beneficial interest, par value $.01 per share, to be issued pursuant to a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

     We hereby confirm to you our opinion set forth under the caption "Federial Income Tax Considerations" in the Registration Statement.

     We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement of which the Prospectus is a part and the reference to us in the Prospectus under the captions "Federal Income Tax Considerations." In giving such consent, we do not thereby admit that we are within the category of person whose consent is required under Section 7 of the Securities Act.

                                               Very truly yours,

                                               GORDON, FEINBLATT, ROTHMAN,
                                                  HOFFBERGER & HOLLANDER, LLC